UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 East 1st Avenue Scottsdale, Arizona		85251-4304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2024, Viad Corp (the “Company”) entered into the Fourth Amendment (the “Amendment”), among the Company, Brewster Inc., as a co-borrower, the other loan parties party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, which amends the Credit Agreement, dated as of July 30, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Bank of America, N.A., as administrative agent, the swing line lender and the lenders and letter of credit issuers party thereto from time to time.

The Amendment modifies the Credit Agreement by, among other things, (i) reducing the applicable rate for the existing term loans by 0.75%, to SOFR + 4.25%, (ii) setting the credit spread adjustments to 0% for the existing term loans and (iii) resetting the 1% prepayment premium on any repricings for the existing term loans for six months. Other than the foregoing, the material terms of the Credit Agreement remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference. We have included the Amendment as an exhibit to this filing to provide investors and security holders with information regarding its terms and it is not intended to provide any other factual information about Viad Corp or any of its subsidiaries. The representations and warranties in the Amendment were made only for the purposes of the Amendment, as of a specified date, and may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Amendment are not necessarily characterizations of the actual state of facts concerning Viad Corp or any of its subsidiaries at the time they were made or otherwise and should only be read in conjunction with the other information that we make publicly available in reports, statements, and other documents filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1

Fourth Amendment, dated April 26, 2024, to the Credit Agreement, dated as of July 30, 2021, among Viad Corp, Bank of America, N.A., and the lenders and letter of credit issuers party thereto from time to time.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp
(Registrant)

Date: April 29, 2024	By:	/s/ Jonathan A. Massimino
Jonathan A. Massimino
	Title:	General Counsel & Corporate Secretary